Exhibit 99.1

Contact:    LeAnne Zumwalt

Investor Relations

DaVita Inc.

310 536-2420

DAVITA INC. REPORTS 4th QUARTER AND YEAR ENDED 2003 RESULTS

El Segundo, California, February 11, 2004—DaVita Inc. (NYSE: DVA), today announced results for the quarter and year ended December 31, 2003. Net earnings for the fourth quarter and the full year, excluding refinancing charges and Medicare lab recoveries, were $53.9 million and $177.3 million or $0.79 and $2.51 per share, respectively. However, the fourth quarter benefited from a year-to-date reduction in the annualized effective tax rate that added $0.02 to fourth quarter earnings per share.

Net earnings, on a GAAP basis including these items, for the three and twelve months ended December 31, 2003, were $62.8 million and $175.8 million, or $0.92 and $2.49 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the 12 months ended December 31, 2003, operating cash flow was $294 million and free cash flow was $249 million.

•	Operating Income: Operating income for the three and twelve months ended December 31, 2003, excluding Medicare lab recoveries of $24 million for prior years’ services, was $97 million and $355 million, respectively.

•	Medicare Lab Recoveries: The fourth quarter results include $24 million of additional revenue and pre-tax income from recoveries of prior period Medicare billings of our Florida lab, principally associated with services provided from 1998 to 2000. In 2002, we recorded Medicare lab recoveries of $59 million for prior years’ services. Cumulatively, this brings our Medicare lab recoveries to nearly 90% of total disputed billings for the period from 1995 through 2001.

•	Volume: Total treatments for the fourth quarter were 1,666,225, or 20,959 treatments per day, an increase of 8.5% compared to the fourth quarter of last year. Non-acquired treatment growth was 4.3%.

•	Effective Tax Rate: The final effective annual income tax rate for 2003 was 39.0%, resulting in an effective rate of 37.5% for the fourth quarter.

•	Facility Activity: As of December 31, 2003, we operate or provide administrative services at 566 outpatient dialysis centers serving approximately 48,500 patients. During the fourth quarter we acquired 11 centers and opened 8 de novo centers. For the full year, we acquired 27 centers, including a controlling interest in two centers in which we previously held a minority interest, and opened 30 de novo centers. We also closed five centers.

Recent transactions:

•	On October 14, 2003 we completed the redemption of the remaining $145 million of 7% convertible notes for cash except for $526,000 of notes that were converted into approximately 16,000 shares of stock.

•	On November 18, 2003, we completed a second refinancing of our senior credit facilities resulting in lower interest rates and modification of certain covenants.

Outlook:

•	Our 2004 operating income outlook is $360 to $385 million. “While at this time, we are not changing our 2004 range, we are entering 2004 with solid momentum. As a result, the probability that our performance will be at the higher end of this range or exceed the range is greater than the probability that we will be at the lower end of the range,” Kent Thiry, Chairman and CEO stated.

DaVita will be holding a conference call to discuss its fourth quarter and year ended 2003 results on February 11, 2004, at 1:00 PM Eastern Standard Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding certain nonrecurring charges and prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended September 30, 2003. The forward-looking statements should be considered in light of these risks and uncertainties. These risks include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from the administration of pharmaceuticals,

•	possible reductions in private and government reimbursement rates,

•	changes in pharmaceutical practice patterns or reimbursement policies,

•	the Company’s ability to maintain contracts with physician medical directors, and

•	legal compliance risks, such as the ongoing review by the US Attorney’s Office and HHS Office of Inspector General in Philadelphia.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(dollars in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2003	2002	2003	2002
Net operating revenues	$553,446	$503,096	$2,016,418	$1,854,632
Operating expenses and charges:
Patient care costs	359,965	317,061	1,360,556	1,217,685
General and administrative	40,338	41,338	159,628	154,073
Depreciation and amortization	19,985	16,895	74,687	64,665
Provision for uncollectible accounts	9,469	7,623	35,700	26,877
Minority interests and equity income, net	2,499	1,802	7,312	7,506

Total operating expenses and charges	432,256	384,719	1,637,883	1,470,806

Operating income	121,190	118,377	378,535	383,826

Debt expense	11,766	19,458	66,828	71,636
Refinancing charges	9,261		26,501	48,930
Other income	335	492	3,060	3,997

Income before income taxes	100,498	99,411	288,266	267,257
Income tax expense	37,700	40,600	112,475	109,928

Net income	$62,798	$58,811	$175,791	$157,329

Earnings per share:
Basic	$0.98	$0.97	$2.79	$2.19

Diluted	$0.92	$0.81	$2.49	$1.96

Weighted average shares for earnings per share:
Basic	64,253,852	60,773,914	62,897,079	71,831,158

Diluted	68,440,856	79,098,156	75,840,235	90,480,206

STATEMENTS OF COMPREHENSIVE INCOME
Net income	$62,798	$58,811	$175,791	$157,329
Unrealized loss on securities, net of tax of $590	(924)		(924)

Comprehensive income	$61,874	$58,811	$174,867	$157,329

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Years ended December 31,
	2003	2002
Cash flows from operating activities:
Net income	$175,791	$157,329
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	74,687	64,665
Refinancing charges	26,501	48,930
Loss (gain) on divestitures	2,130	(1,151)
Deferred income taxes	20,914	62,172
Non-cash debt expense	3,124	3,217
Stock option expense and tax benefits	20,180	22,212
Equity investment (income)	(1,596)	(1,791)
Minority interests in income of consolidated subsidiaries	8,908	9,299
Distributions to minority interests	(7,663)	(6,165)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(41,369)	(17,699)
Medicare lab recoveries	(19,000)
Inventories	3,159	(342)
Other current assets	(13,297)	(19,089)
Other long-term assets	4,692	527
Accounts payable	(6,875)	10,822
Accrued compensation and benefits	5,821	6,837
Other current liabilities	9,958	2,585
Income taxes	17,810	(4,821)
Other long-term liabilities	9,773	4,458

Net cash provided by operating activities	293,648	341,995

Cash flows from investing activities:
Additions of property and equipment, net	(100,272)	(102,712)
Acquisitions and divestitures, net	(97,370)	(18,511)
Investments in and advances to affiliates, net	4,456	5,064
Intangible assets	(790)	(342)

Net cash used in investing activities	(193,976)	(116,501)

Cash flows from financing activities:
Borrowings	4,766,276	2,354,105
Payments on long-term debt	(4,797,994)	(1,855,199)
Debt redemption premium	(14,473)	(40,910)
Deferred financing costs	(4,193)	(10,812)
Net proceeds from issuance of common stock	23,056	29,257
Purchase of treasury shares	(107,162)	(642,171)

Net cash used in financing activities	(134,490)	(165,730)

Net (decrease) increase in cash and cash equivalents	(34,818)	59,764
Cash and cash equivalents at beginning of year	96,475	36,711

Cash and cash equivalents at end of year	$61,657	$96,475

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31,
	2003	2002
ASSETS
Cash and cash equivalents	$61,657	$96,475
Accounts receivable, less allowance of $52,554 and $48,927	387,933	344,292
Medicare lab recoveries	19,000
Inventories	32,853	34,929
Other current assets	43,875	28,667
Deferred income taxes	59,740	40,163

Total current assets	605,058	544,526
Property and equipment, net	342,447	298,475
Amortizable intangibles, net	49,971	63,159
Investments in third-party dialysis businesses	3,095	3,227
Other long-term assets	10,771	1,520
Goodwill	934,188	864,786

	$1,945,530	$1,775,693

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$71,868	$77,890
Other liabilities	112,654	101,389
Accrued compensation and benefits	100,909	95,435
Current portion of long-term debt	50,557	7,978
Income taxes payable	26,832	9,909

Total current liabilities	362,820	292,601
Long-term debt	1,117,002	1,311,252
Other long-term liabilities	19,310	9,417
Deferred income taxes	106,240	65,930
Minority interests	33,287	26,229
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 89,870,803 and 88,874,896 shares issued)	90	89
Additional paid-in capital	539,575	519,369
Retained earnings	389,128	213,337
Treasury stock, at cost (25,368,019 and 28,216,177 shares)	(620,998)	(662,531)
Accumulated other comprehensive loss	(924)

Total shareholders’ equity	306,871	70,264

	$1,945,530	$1,775,693

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(dollars in millions, except for per share and per treatment data)

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Financial Results:
Net earnings excluding refinancing charges and Medicare lab recoveries for prior years’ services	$53.9	$48.5	$33.7	$177.3
Basic EPS	$0.84	$0.74	$0.55	$2.82
EPS assuming dilution	$0.79 *	$0.67	$0.49	$2.51
* The fourth quarter benefited from a year-to-date reduction in the annualized effective tax rate that added $0.02 to fourth quarter earnings per share.

Operating income, excluding Medicare lab recoveries	$97.2	$95.2	$76.8	$354.5
Operating income margin	18.4%	18.5%	16.6%	17.8%

Business Metrics:
Volume
Treatments	1,666,225	1,625,058	1,537,821	6,373,894
Number of treatment days	79.5	79	79.6	312.9
Treatments per day	20,959	20,570	19,319	20,370
Per day year over year increase	8.5%	7.1%	3.8%	6.7%
Non-acquired growth	4.3%	3.8%	2.9%	3.9%

Revenue
Total revenue	$553	$513	$503	$2,016
Less Medicare lab recoveries for prior years’ services	$(24)		$(41)	$(24)
Revenue excluding Medicare lab recoveries	$529	$513	$462	$1,992

Dialysis revenue per treatment	$306.36	$306.20	$291.02	$302.75
Per treatment increase from previous quarter	0.0%	1.6%	0.0%	—
Per treatment increase from prior year	5.3%	5.3%	2.8%	4.1%

Expenses
A. Patient care costs
Percent of revenue	68.0%	67.8%	68.7%	68.3%
Per treatment	$216.04	$214.08	$206.17	$213.46
Per treatment increase from previous quarter	0.9%	0.6%	1.4%	—

B. General & administrative expenses
Percent of revenue	7.6%	7.8%	9.0%	8.0%
Per treatment	$24.21	$24.57	$26.88	$25.04
Per treatment (decrease) increase from previous quarter	(1.5%)	(8.9%)	10.1%	—

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.8%	1.8%

D. Consolidated effective tax rate	37.5%	39.5%	40.8%	39.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA, CONTINUED

(dollars in millions, except for per share and per treatment data)

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Cash Flow
Operating cash flow, excluding Medicare lab recoveries	$34.6	$99.6	$41.2	$293.6
Free cash flow, excluding Medicare lab recoveries	$19.2	$90.1	$24.5	$248.8
Capital expenditures:
Development	$22.7	$12.9	$19.6	$57.9
Routine maintenance/IT/other	$15.4	$9.5	$16.7	$44.9
Acquisition expenditures, net	$30.4	$19.9	$6.5	$97.4

Accounts Receivable
Net receivables	$388	$357	$344
DSO	69	65	70

Debt/Capital Structure
Total debt	$1,168	$1,323	$1,319
Net debt, net of cash	$1,106	$1,051	$1,223
Leverage ratio—last quarter annualized (see Note 1)	2.3x	2.3x	3.2x
Shares repurchased (in millions)	0.7	2.7	1.9	3.4
Average repurchase price	$34.20	$30.34	$23.80	$31.13

Clinical (quarterly averages)
Dialysis adequacy—% of patients with Kt/V > 1.2	93%	93%	92%
Anemia measure—% of patients with HCT > 33	85%	83%	83%

Note 1. Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding depreciation, amortization, minority interests and prior period Medicare lab revenue. The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(dollars in thousands)

1.	Net earnings excluding refinancing charges and Medicare lab recoveries:

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Net earnings	$62,798	$38,060	$58,811	$175,791
Add back: Refinancing charges	9,261	17,240		26,501
Less: Medicare lab recoveries for prior years’ services	(24,000)		(41,555)	(24,000)
Related income tax expense	5,837	(6,818)	16,435	(981)

	$53,896	$48,482	33,691	$177,311

2.	Operating income excluding Medicare lab recoveries, and excluding depreciation, amortization, and minority interests:

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Operating income	$121,190	$95,211	$118,377	$378,535
Less: Medicare lab recoveries for prior years’ services	(24,000)		(41,555)	(24,000)

	$97,190	$95,211	$76,822	$354,535
Add back: Depreciation and amortization	19,985	19,336	16,895	74,687
Minority interests and equity income, net	2,499	1,706	1,802	7,312

	$119,674	$116,253	$95,519	$436,534

3.	Operating cash flow, excluding Medicare lab recoveries collected in the period:

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Cash provided by operating activities	$34,576	$99,645	$66,318	$293,648
Less: Medicare lab recoveries collected in the period			(41,555)
Related income tax expense			16,435

	$34,576	$99,645	$41,198	$293,648

4.	Free cash flow, excluding Medicare lab recoveries collected in the period:

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q4 2003	Q3 2003	Q4 2002	YE 2003
Cash provided by operating activities	$34,576	$99,645	$66,318	$293,648
Less: Expenditures for routine maintenance and information technology	(15,362)	(9,533)	(16,706)	(44,898)
Medicare lab recoveries collected in the period			(41,555)
Related income tax expense			16,435

	$19,214	$90,112	$24,492	$248,750